Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Valley National Bancorp	Bank Leumi Le-Israel Corporation
Michael D. Hagedorn	Raja Dakkuri
Senior Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer
(973) 872-4885	(917) 542-2000

VALLEY NATIONAL BANCORP TO ACQUIRE BANK LEUMI USA CREATING A PREMIER COMMERCIAL BANK WITH UNIQUE, SUSTAINABLE AND DIVERSE GROWTH OPPORTUNITIES

NEW YORK, N.Y. – Thursday, September 23, 2021 – Valley National Bancorp (“Valley”) (NASDAQ: VLY) and Bank Leumi Le-Israel Corporation (“Leumi”) announced today that they have entered into a definitive merger agreement whereby Valley will acquire Leumi, the US subsidiary of Bank Leumi Le-Israel B.M., and parent company of Bank Leumi USA (“Bank Leumi”). This strategic combination broadens Valley’s commercial product offerings and enhances Valley’s funding verticals. As a result of the mutually beneficial transaction, Valley will greatly expand its technology and venture capital banking business, and Bank Leumi Le-Israel B.M. will enhance its exposure to the U.S. banking market. This combination further solidifies Valley’s position as a top-tier, relationship-focused commercial bank. The pro forma company will be the 29th largest publicly traded U.S. bank by assets1, and will be well-positioned for strong, sustainable, and diversified growth.

Bank Leumi provides full-service relationship banking for middle-market commercial clients and private banking services for high net-worth individuals. As of June 30, 2021, Bank Leumi had total assets of $8.4 billion, total deposits of $7.1 billion, and gross loans of $5.4 billion. The loan portfolio is well diversified by asset class with nearly 1/3rd of the portfolio in commercial and industrial loans. Bank Leumi operates five commercial offices in New York, Los Angeles, Palo Alto, Chicago, and Miami, a strategically located distribution network that drives the geographic diversity of its loan portfolio. The bank’s commercial focus has contributed to its exceptional funding base which includes nearly $2 billion of low-cost deposits in the technology and venture capital space.

[1]	Based on pro forma assets of publicly traded banks headquartered in the US; financial data sourced from S&P Global Market Intelligence

With approximately 20% of revenue coming from non-interest sources, the combination with Bank Leumi will increase Valley’s revenue diversity. Bank Leumi’s fee income is primarily driven by cash management services for commercial customers, and investment management fees within Bank Leumi’s private bank. As of June 30, 2021, the private bank contained approximately $4.1 billion of assets under management from both domestic and international high net worth clients. Valley expects to leverage Bank Leumi’s platform to further enhance and grow its own private banking business.

The transaction is expected to be approximately 7% accretive to Valley’s 2023 earnings on a fully-phased in basis. Tangible book value dilution is expected to be roughly 1% with an earnback period of approximately one year. The transaction is expected to be effectively neutral to Valley’s tangible common equity to tangible asset ratio at close.

Under the terms of the merger agreement, the shareholders of Leumi will receive 3.8025 shares of Valley common stock and $5.08 in cash (subject to specified adjustments) for each share of Leumi common stock they own. The transaction is valued at an estimated $1,148 million, inclusive of the value of options, based on Valley’s closing stock price on September 22, 2021. Upon completion of the acquisition, Bank Leumi Le-Israel B.M. will own over 14% of Valley’s common stock.

Valley and Bank Leumi Le-Israel B.M. have also entered into an agreement providing for an ongoing business relationship which will include loan participations and customer referrals. The strategic relationship will enable Bank Leumi Le-Israel B.M. to expand its activity in the US. The merger agreement further provides that, effective as of and contingent upon the merger, Valley will add two directors designated by Bank Leumi Le-Israel B.M. to its board of directors. It is currently anticipated that Bank Leumi President and CEO Avner Mendelson will be one of these designees and join the board as Vice Chairman. Bank Leumi Le-Israel B.M. has agreed to a four-year lock-up with respect to the shares of Valley common stock to be issued in the transaction, with 25% of the shares being released from the lock-up on each anniversary of closing. Following the closing, Bank Leumi Le-Israel B.M. will also be subject to customary voting and standstill agreements.

Ira Robbins, Valley’s Chairman, President & CEO commented that, “We are extremely excited about the combination with Bank Leumi and the diverse growth opportunities that we expect the partnership will bring. Bank Leumi’s unique deposit verticals, including the technology and venture capital business, will continue the significant funding improvement that we have driven over the last few years. On the lending side, Bank Leumi will add diversification into niche C&I segments and new geographies including in California and Illinois. We are also eager to scale Bank Leumi’s private banking platform across Valley’s larger customer base and footprint. Leveraging these new and distinct platforms and skillsets will represent the next exciting phase of our evolution as a premier full-service commercial bank.”

Bank Leumi Le-Israel B.M.’s CEO Hanan Friedman added that, “For Leumi, this is a strategic move designed to deepen and expand our exposure to the U.S. The merger will provide Leumi significant and unprecedented presence and market access for an Israeli bank in the U.S. This is positive news for our commercial and technology customers, who will enjoy a wider range of product offerings and the capabilities of a top and prosperous U.S. bank. Valley’s strong and experienced team which is headed by Chairman, President and CEO Ira Robbins, will benefit from the addition of Leumi USA team members. This ensures an ongoing commitment to Israeli customers and Leumi USA employees, who will enjoy the benefits of working with a top bank with an impressive growth trajectory.”

Avner Mendelson, President and CEO of Bank Leumi USA said, “After years of transformation, and significant growth establishing Bank Leumi USA as a top middle market bank, this merger is a natural step and strategic milestone in our growth journey. In Valley, we have found an unparalleled cultural and strategic partner with a shared client focus and commitment to building lasting relationships. Our high-caliber talent, impressive regional presence, and business lines will become growth engines for Valley’s commercial business and support Valley’s growth vision. I am excited and energized by the opportunities this merger brings for our bank’s clients and employees.”

This strategically compelling acquisition introduces new and exciting business capabilities. Valley will be well-positioned for growth in diverse and attractive new commercial businesses and markets in Los Angeles, Palo Alto, and Chicago, where Bank Leumi has approximately $1.7 billion of deposits and approximately $1.5 billion of loans in aggregate. On a pro forma basis as of June 30, 2021, and inclusive of the impact of the proposed acquisition of The Westchester Bank which is expected to close in the fourth quarter of 2021, Valley would have $51 billion of assets, $42 billion of deposits and $39 billion of loans.

Valley has a track record of successfully integrating acquisitions in a way that minimizes customer disruption and delivers profitable growth while maintaining strong credit metrics and a well-capitalized balance sheet. Integration risk in the transaction is expected to be mitigated by Leumi’s relative size and manageable physical footprint, Valley’s familiarity with the majority of Bank Leumi’s operating markets and the leadership and employee continuity that is anticipated. The transaction is expected to close by late first quarter or early second quarter of 2022, subject to the receipt of required regulatory approvals, approval of Valley shareholders, as well as other customary conditions. Leumi shareholders have already approved the transaction.

Morgan Stanley & Co. LLC served as financial advisor to Valley and Wachtell, Lipton, Rosen & Katz served as its legal counsel. Piper Sandler & Co. served as financial advisor to Leumi, and both Davis Polk & Wardwell LLP and Meitar & Co. served as its legal counsel.

Investor Conference Call

Valley executives will host a conference call with investors and the financial community at 8:30 AM Eastern Standard Time, today to discuss this transaction. Those wishing to participate in the call may dial toll-free (866) 354-0432 and use Conference ID: 2881105. An audio webcast will be available at https://edge.media-server.com/mmc/p/d7awxt3qConference. Investor presentation materials on this transaction will be made available prior to the conference call at www.valley.com.

About Valley

As the principal subsidiary of Valley National Bancorp, Valley National Bank is a regional bank with approximately $41 billion in assets as of June 30, 2021. Valley is committed to giving people and businesses the power to succeed. Valley operates many convenient branch locations across New Jersey, New York, Florida and Alabama, and is committed to providing the most convenient service, the latest innovations and an experienced and knowledgeable team dedicated to meeting customer needs. Helping communities grow and prosper is the heart of Valley’s corporate citizenship philosophy. To learn more about Valley, go to www.valley.com or call our Customer Care Center at 800-522-4100.

About Leumi

Bank Leumi Le-Israel Corporation is the U.S.-based holding company for Bank Leumi USA, a New York state chartered bank offering a full range of commercial loan and deposit products. Leumi has over 60 years of experience in the U.S. commercial banking industry and currently operates commercial offices in New York City, Chicago, Los Angeles, Palo Alto, and Aventura (FL). To learn more about Leumi, go to www.leumiusa.com.

Important Information and Where to Find It

In connection with the proposed acquisition (the “Transaction”) by Valley National Bancorp (“Valley”) of Bank Leumi Le-Israel Corporation (“Leumi”) and the issuance of shares of Valley common stock as consideration in the Transaction, Valley will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement of Valley (the “Proxy Statement”), and Valley may file with the SEC other relevant documents concerning the Transaction. When completed, the definitive Proxy Statement will be mailed to shareholders of Valley. This communication is not a substitute for the Proxy Statement or any other document that Valley may file with the SEC or send to its shareholders in connection with the Transaction.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY VALLEY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VALLEY, LEUMI AND THE TRANSACTION.

Free copies of the Proxy Statement, as well as other filings containing information about Valley, may be obtained at the SEC’s website (http://www.sec.gov) when they are filed by Valley. You will also be able to obtain these documents, when they are filed, free of charge, from Valley at www.valley.com under the heading “Investor Relations.” Copies of the Proxy Statement can also be obtained, when it becomes available, free of charge, at Valley’s website at http://ir.valleynationalbank.com or by directing a request to Ronald H. Janis, Senior Executive Vice President & General Counsel, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-8800.

Participants in the Solicitation

Valley, Leumi and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Valley in respect of the Transaction. Information about Valley’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 8, 2021, and other documents filed by Valley with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the Transaction and the issuance of shares of Valley common stock as consideration in the Transaction. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “will,” “estimate,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties.

Actual results may differ materially from such forward-looking statements. In addition to factors previously disclosed in Valley’s reports filed with the SEC and those identified elsewhere in this press release, factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: the possibility that the Transaction does not close when expected or at all because shareholder, regulatory or other approvals or other conditions to the closing of the Transaction are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Valley or the expected benefits of the Transaction); the inability to realize expected cost savings and synergies from the Transaction in amounts or in the timeframe anticipated, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Valley and Leumi operate; changes in the estimates of non-recurring charges; the diversion of management’s attention and time from ongoing business operations and opportunities on issues relating to the Transaction; the possibility that costs or difficulties relating to Leumi integration matters might be greater than expected, including as a result of unexpected factors or events; changes in the stock price of Valley from the date of the acquisition announcement to the closing date; material adverse changes in Valley’s or Leumi’s operations or earnings; the inability to retain customers and qualified employees of Leumi; higher- or lower-than-expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; weakness or a decline in the U.S. economy, in particular in New Jersey, the New York Metropolitan area (including Long Island), Florida, California or the Chicago metropolitan area; an unexpected decline in commercial real estate values within Valley’s or Leumi’s market areas, reputational risk and potential adverse reactions of Valley’s or Leumi’s customers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; the outcome of any legal proceedings that may be instituted against Valley or Leumi; and the impact of the global COVID-19 pandemic on Valley’s or Leumi’s businesses, the ability to complete the Transaction or any of the other foregoing risks. Further information regarding Valley and factors which could affect the forward-looking statements contained herein are set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021 and June 30, 2021, and its other filings with the SEC. Valley assumes no obligation for updating any such forward-looking statement at any time.